FIRST INDUSTRIAL REALTY TRUST REPORTS
FOURTH QUARTER AND FULL YEAR 2021 RESULTS
•Occupancy of 98.1%; Cash Same Store NOI Grew 8.6% in the Fourth Quarter, 5.3% for 2021
•Cash Rental Rates Up 16.2% in 2021, Highest Annual Increase in Company History
•Signed 54% of 2022 Rollovers To-Date at a Cash Rental Rate Increase of 19%
•Started Three Developments in the Fourth Quarter Totaling 800,000 Square Feet, Estimated Investment of $130 Million
•Five Planned Development Starts for First Quarter 2022 Totaling 1.3 Million Square Feet, Estimated Investment of $168 Million
•In-Process Developments Plus Planned 1Q22 Starts Total $802 Million of Estimated Investment and 7.1 Million Square Feet
•Raised $87 Million of Net Proceeds Via At-The-Market Equity Offering Program
•Sold 1.2 Million Square Feet, $125 Million Total in 4Q21, Exited Milwaukee Market; $243 Million Sold in 2021
•2022 FFO Guidance Initiated at a Range of $2.09 to $2.19 Per Share/Unit
•Increased First Quarter 2022 Dividend to $0.295 Per Share, a 9.3% Increase

CHICAGO, February 9, 2022 – First Industrial Realty Trust, Inc. (NYSE: FR), a leading fully integrated owner, operator and developer of industrial real estate, today announced results for the fourth quarter and full year 2021. First Industrial's diluted net income available to common stockholders per share (EPS) was $0.87 in the fourth quarter, compared to $0.65 a year ago. Full year 2021 EPS was $2.09, compared to $1.53 in 2020.

First Industrial's fourth quarter FFO was $0.52 per share/unit on a diluted basis, compared to $0.44 per share/unit a year ago. Full year 2021 FFO was $1.97 per share/unit on a diluted basis versus $1.84 per share/unit in 2020. Excluding the income related to two insurance settlements, partially offset by a restructuring charge and costs related to the accelerated vesting of equity awards for retirement-eligible employees, 2020 FFO was $1.80 per share/unit.

“I would like to thank the FR team for their commitment and many contributions to our highly successful 2021. The results of our efforts to make profitable investments, lease our new developments ahead of pro-forma and serve the needs of our customers speak for themselves,” said Peter E. Baccile, First Industrial's president and chief executive officer. “We continue to see strong incremental demand for logistics facilities across our markets and we are very well-positioned to continue strong cash flow growth and value creation through our current developments and build-out of our current and future landholdings.”

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Portfolio Performance

•In service occupancy was 98.1% at the end of the fourth quarter of 2021, compared to 97.1% at the end of the third quarter of 2021, and 95.7% at the end of the fourth quarter of 2020.
•In the fourth quarter, cash rental rates increased 17.7%. For the full year, cash rental rates increased 16.2%, which is the highest annual increase in company history.
•The Company, to-date, has signed approximately 54% of 2022 rollovers by square footage at a cash rental rate increase of approximately 19%.
•In the fourth quarter, same property cash basis net operating income before termination fees (“SS NOI”) increased 8.6% reflecting higher average occupancy, increases in rental rates on new and renewal leasing, contractual rent escalations and lower free rent. For the full year, SS NOI increased 5.3%.
•For the fourth quarter, tenant retention of square footage up for renewal was 65.0% and leasing costs were $3.50 per square foot. For the full year, tenant retention of square footage up for renewal was 74.2% and leasing costs were $3.01 per square foot.

Development Leasing

During the fourth quarter, the Company:
•Leased its 548,000 square-foot First Park @ PV303 Building C in Phoenix prior to completion and signed an agreement for a 254,000 square-foot expansion with the tenant.
•Leased 100% of the 303,000 square-foot First Wilson Logistics Center I in the Inland Empire. The lease is expected to commence upon completion in the first quarter of 2022.
•Leased 100% of its 28,000 square-foot port-centric redevelopment in the South Bay submarket of Los Angeles.
•Leased 100% of the 249,000 square-foot First Park 121 Building D in Dallas. The lease is expected to commence in the second quarter of 2022.
•Leased 67,000 square feet at its 200,000 square-foot First Park Miami Building 11 in South Florida. The lease is expected to commence in the second quarter of 2022.

Investment and Disposition Activities

In the fourth quarter, the Company:
•Commenced development of three projects totaling 800,000 square feet, with an estimated total investment of $130 million comprised of:
◦First Pioneer Logistics Center in the Inland Empire - 461,000 square feet; $74 million estimated investment.
◦FirstGate Commerce Center in South Florida - 132,000 square feet; $24 million estimated investment.
◦First Bordentown Logistics Center in New Jersey - 208,000 square feet; $33 million estimated investment.
•Acquired nine sites totaling 294 acres in the Inland Empire, Northern California, Central Florida, New Jersey and Seattle for $125 million that are developable up to 3.5 million square feet.
•Sold 16 buildings totaling 1.2 million square feet for a total of $125 million, including our final two buildings in the Milwaukee market.

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For the full year 2021, the Company:
•Placed in service five developments, 100% leased, totaling 884,000 square feet, with an estimated total investment of $98 million and a cash yield of 6.6%.
•Acquired 17 sites totaling 632 acres for a total of $281 million.
•Acquired the remaining 138 acres at our First Park @ PV303 joint venture in Phoenix for $22 million that is developable up to 2.2 million square feet. Purchase price reflects a $10 million reduction from First Industrial's share of the gain and earned promote.
•Acquired four buildings totaling 215,000 square feet for a total of $39 million.
•Sold 28 buildings totaling 2.9 million square feet plus one land parcel for a total of $243 million.

In the first quarter of 2022, the Company:
•Plans to commence development of five projects totaling 1.3 million square feet, with an estimated total investment of $168 million comprised of:
◦First Lehigh Logistics Center in the Lehigh Valley - 105,000 square feet; $16 million estimated investment.
◦First 76 Logistics Center in Denver - 200,000 square feet; $34 million estimated investment.
◦First Park 94 Building D in the Chicago market - 451,000 square feet; $38 million estimated investment.
◦First Park Miami Building 10 in South Florida - 198,000 square feet; $37 million estimated investment.
◦First Rider Logistics Center in the Inland Empire - 324,000 square feet; $44 million estimated investment.

“Our team continues to successfully execute on our development program from land acquisition to construction to lease-up,” said Johannson Yap, chief investment officer. “Through our current pipeline, we will drive cash flow growth and produce significant margins to create value for shareholders while providing our customers with high quality facilities for their supply chain requirements.”

Capital

During the fourth quarter, the Company:
•Issued 1.4 million shares of its common stock at an average price of $60.99 per share through its “at-the-market” equity offering program generating approximately $87 million in net proceeds.

Common Stock Dividend Increased

The board of directors declared a common dividend of $0.295 per share/unit for the quarter ending March 31, 2022 payable on April 18, 2022 to stockholders of record on March 31, 2022. The new dividend rate represents an 9.3% increase from the prior rate of $0.27 per share/unit. This represents a payout ratio of approximately 69% of our anticipated 2022 Adjusted Funds from Operations (AFFO) as defined in our supplemental information report.

Outlook for 2022

“The persistently strong fundamentals in our sector support our efforts to grow rents, maintain high occupancy levels, and lease-up our development investments,” added Mr. Baccile. “Against this backdrop, we continue to ready our current landholdings for near and medium term development and our team works diligently on replenishing the pipeline for future growth.”

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	Low End of	High End of
	Guidance for 2022	Guidance for 2022
	(Per share/unit)	(Per share/unit)
Net Income	$1.04	$1.14
Add: Real Estate Depreciation/Amortization	1.05	1.05

FFO (NAREIT Definition)	$2.09	$2.19

The following assumptions were used for guidance:
•Average quarter-end in service occupancy of 97.25% to 98.25%.
•Same store NOI growth on a cash basis before termination fees of 7.25% to 8.25% for the full year. This range assumes 2022 bad debt expense of $1 million.
•General and administrative expense of approximately $33.5 million to $34.5 million.
•Includes the incremental costs expected in 2022 related to the Company’s developments completed and under construction as of December 31, 2021 and the aforementioned planned first quarter 2022 starts of First Lehigh Logistics Center, First 76 Logistics Center, First Park 94 Building D, First Park Miami Building 10 and First Rider Logistics Center. In total, the Company expects to capitalize $0.08 per share of interest in 2022.
•Reflects the expected payoff of a $67 million mortgage loan and a $260 million term loan, both of which come due in 3Q22. Refinancing options include a new term loan or an unsecured bond offering.
•Other than the transactions discussed in this release, guidance does not include the impact of:
◦any future debt repurchases prior to maturity or future debt issuances,
◦any future investments or property sales, or
◦any future equity issuances.

Conference Call

First Industrial will host its quarterly conference call on Thursday, February 10, 2022 at 10:00 a.m. CST (11:00 a.m. EST). The conference call may be accessed by dialing (866) 542-2938 and entering the conference ID 6774884. The conference call will also be webcast live on the Investors page of the Company’s website at www.firstindustrial.com. The replay will also be available on the website.

The Company’s fourth quarter and full year 2021 supplemental information can be viewed at www.firstindustrial.com under the “Investors” tab.

FFO Definition

In accordance with the NAREIT definition of FFO, First Industrial calculates FFO to be equal to net income available to First Industrial Realty Trust, Inc.'s common stockholders and participating securities, plus depreciation and other amortization of real estate, plus impairment of real estate, minus gain or plus loss on sale of real estate, net of any income tax provision or benefit associated with the sale of real estate. First Industrial also excludes the same adjustments from its share of net income from unconsolidated joint ventures.

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About First Industrial Realty Trust, Inc.

First Industrial Realty Trust, Inc. (NYSE: FR) is a leading fully integrated owner, operator, and developer of industrial real estate with a track record of providing industry-leading customer service to multinational corporations and regional customers. Across major markets in the United States, our local market experts manage, lease, buy, (re)develop, and sell bulk and regional distribution centers, light industrial, and other industrial facility types. In total, we own and have under development approximately 67.3 million square feet of industrial space as of December 31, 2021. For more information, please visit us at www.firstindustrial.com.

Forward-Looking Information

This press release and the presentation to which it refers may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on certain assumptions and describe our future plans, strategies and expectations, and are generally identifiable by use of the words "believe," "expect," "plan," "intend," "anticipate," "estimate," "project," "seek," "target," "potential," "focus," "may," "will," "should" or similar words. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. Factors which could have a materially adverse effect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities; the uncertainty and economic impact of pandemics, epidemics or other public health emergencies or fear of such events, such as the recent outbreak of coronavirus disease 2019 (COVID-19); our ability to qualify and maintain our status as a real estate investment trust; the availability and attractiveness of financing (including both public and private capital) and changes in interest rates; the availability and attractiveness of terms of additional debt repurchases; our ability to retain our credit agency ratings; our ability to comply with applicable financial covenants; our competitive environment; changes in supply, demand and valuation of industrial properties and land in our current and potential market areas; our ability to identify, acquire, develop and/or manage properties on favorable terms; our ability to dispose of properties on favorable terms; our ability to manage the integration of properties we acquire; potential liability relating to environmental matters; defaults on or non-renewal of leases by our tenants; decreased rental rates or increased vacancy rates; higher-than-expected real estate construction costs and delays in development or lease-up schedules; potential natural disasters and other potentially catastrophic events such as acts of war and/or terrorism; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; risks associated with our investments in joint ventures, including our lack of sole decision-making authority; and other risks and uncertainties described under the heading "Risk Factors" and elsewhere in our annual report on Form 10-K for the year ended December 31, 2020, as well as those risks and uncertainties discussed from time to time in our other Exchange Act reports and in our other public filings with the SEC. We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact us and the statements contained herein, reference should be made to our filings with the SEC.

A schedule of selected financial information is attached.

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Contact: Art Harmon
Vice President, Investor Relations and Marketing
(312) 344-4320

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FIRST INDUSTRIAL REALTY TRUST, INC.
Selected Financial Data
(Unaudited)
(In thousands except per share/Unit data)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2021	2020	2021	2020
Statements of Operations and Other Data:
Total Revenues	$121,551	$112,289	$476,290	$448,028

Property Expenses	(32,914)	(31,708)	(131,300)	(119,195)
General and Administrative (a)	(8,979)	(7,878)	(34,610)	(32,848)
Depreciation of Corporate FF&E	(234)	(213)	(891)	(824)
Depreciation and Other Amortization of Real Estate	(33,155)	(31,893)	(130,062)	(128,814)
Total Expenses	(75,282)	(71,692)	(296,863)	(281,681)
Gain on Sale of Real Estate	83,932	57,157	150,310	86,751
Interest Expense	(9,729)	(13,429)	(44,103)	(51,293)
Amortization of Debt Issuance Costs	(757)	(951)	(3,423)	(3,428)
Income from Operations Before Equity in (Loss) Income of Joint Ventures and Income Tax Provision	$119,715	$83,374	$282,211	$198,377
Equity in (Loss) Income of Joint Ventures	(7)	4,436	(161)	4,200
Income Tax Provision	(2,700)	(2,303)	(4,879)	(2,408)
Net Income	$117,008	$85,507	$277,171	$200,169
Net Income Attributable to the Noncontrolling Interests	(2,591)	(1,780)	(6,174)	(4,180)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$114,417	$83,727	$270,997	$195,989
RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.'S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO FFO (b) AND AFFO (b)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$114,417	$83,727	$270,997	$195,989
Depreciation and Other Amortization of Real Estate	33,155	31,893	130,062	128,814
Noncontrolling Interests	2,591	1,780	6,174	4,180
Gain on Sale of Real Estate	(83,932)	(57,157)	(150,310)	(86,751)
Gain on Sale of Real Estate from Joint Ventures	—	(4,443)	—	(4,443)
Income Tax Provision - Allocable to Gain on Sale of Real Estate Including Joint Ventures	2,965	2,198	4,853	2,198
Funds From Operations (NAREIT) ("FFO") (b)	$69,196	$57,998	$261,776	$239,987
Amortization of Equity Based Compensation	3,147	3,104	13,719	12,931
Amortization of Debt Discounts and Hedge Costs	105	104	417	416
Amortization of Debt Issuance Costs	757	951	3,423	3,428
Depreciation of Corporate FF&E	234	213	891	824
Non-incremental Building Improvements	(5,075)	(5,744)	(15,440)	(15,935)
Non-incremental Leasing Costs	(10,471)	(13,641)	(30,558)	(27,347)
Capitalized Interest	(3,990)	(1,818)	(12,140)	(6,847)
Capitalized Overhead	(1,905)	(1,104)	(6,642)	(4,936)
Straight-Line Rent, Amortization of Above (Below) Market Leases and Lease Inducements	(3,171)	(2,505)	(15,768)	(9,939)
Adjusted Funds From Operations ("AFFO") (b)	$48,827	$37,558	$199,678	$192,582

RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.'S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO ADJUSTED EBITDA (b) AND NOI (b)
	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2021	2020	2021	2020
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$114,417	$83,727	$270,997	$195,989
Interest Expense	9,729	13,429	44,103	51,293
Depreciation and Other Amortization of Real Estate	33,155	31,893	130,062	128,814
Severance and Retirement Benefit Expense (a)	—	—	—	1,204
Income Tax (Benefit) Provision - Not Allocable to Gain on Sale of Real Estate	(265)	105	26	210
Income Tax Provision - Allocable to Gain on Sale of Real Estate Including Joint Ventures	2,965	2,198	4,853	2,198
Noncontrolling Interests	2,591	1,780	6,174	4,180
Amortization of Debt Issuance Costs	757	951	3,423	3,428
Depreciation of Corporate FF&E	234	213	891	824
Gain on Sale of Real Estate	(83,932)	(57,157)	(150,310)	(86,751)
Gain on Sale of Real Estate from Joint Ventures	—	(4,443)	—	(4,443)
Adjusted EBITDA (b)	$79,651	$72,696	$310,219	$296,946
General and Administrative (a)	8,979	7,878	34,610	31,644
FFO from Joint Ventures	7	7	161	243
Net Operating Income ("NOI") (b)	$88,637	$80,581	$344,990	$328,833
Non-Same Store NOI	(8,682)	(7,019)	(33,285)	(34,098)
Same Store NOI Before Same Store Adjustments (b)	$79,955	$73,562	$311,705	$294,735
Straight-line Rent	(1,069)	(972)	(6,731)	(4,799)
Above (Below) Market Lease Amortization	(211)	(253)	(875)	(1,039)
Lease Termination Fees	(152)	(50)	(560)	(753)
Same Store NOI (Cash Basis without Termination Fees) (b)	$78,523	$72,287	$303,539	$288,144

Weighted Avg. Number of Shares/Units Outstanding - Basic	132,914	130,929	131,740	129,752
Weighted Avg. Number of Shares Outstanding - Basic	130,914	128,919	129,688	127,711

Weighted Avg. Number of Shares/Units Outstanding - Diluted	133,415	131,339	132,237	130,127
Weighted Avg. Number of Shares Outstanding - Diluted	131,002	129,125	129,775	127,904

Per Share/Unit Data:
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$114,417	$83,727	$270,997	$195,989
Less: Allocation to Participating Securities	(129)	(137)	(299)	(314)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders	$114,288	$83,590	$270,698	$195,675

Basic and Diluted Per Share	$0.87	$0.65	$2.09	$1.53

FFO (NAREIT) (b)	$69,196	$57,998	$261,776	$239,987
Less: Allocation to Participating Securities	(196)	(196)	(727)	(791)
FFO (NAREIT) Allocable to Common Stockholders and Unitholders	$69,000	$57,802	$261,049	$239,196

Basic Per Share/Unit	$0.52	$0.44	$1.98	$1.84
Diluted Per Share/Unit	$0.52	$0.44	$1.97	$1.84

Common Dividends/Distributions Per Share/Unit	$0.27	$0.25	$1.08	$1.00

Balance Sheet Data (end of period):	December 31, 2021	December 31, 2020
Gross Real Estate Investment	$4,646,444	$4,087,633
Total Assets	4,179,098	3,791,938
Debt	1,610,020	1,594,641
Total Liabilities	1,930,726	1,844,618
Total Equity	2,248,372	1,947,320

(a)	Twelve Months Ended December 31, 2020
General and Administrative per the Form 10-K	$32,848
Severance and Retirement Benefit Expense	(1,204)
General and Administrative per Reconciliation within the Selected Financial Data	$31,644

(b) Investors in, and analysts following, the real estate industry utilize funds from operations ("FFO"), net operating income ("NOI"), adjusted EBITDA and adjusted funds from operations ("AFFO"), variously defined below, as supplemental performance measures. While we believe net income available to First Industrial Realty Trust, Inc.'s common stockholders and participating securities, as defined by GAAP, is the most appropriate measure, we consider FFO, NOI, adjusted EBITDA and AFFO, given their wide use by, and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. Adjusted EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. AFFO provides a tool to further evaluate the ability to fund dividends. In addition, FFO, NOI, adjusted EBITDA and AFFO are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

In accordance with the NAREIT definition of FFO, we calculate FFO to be equal to net income available to First Industrial Realty Trust, Inc.'s common stockholders and participating securities, plus depreciation and other amortization of real estate, plus impairment of real estate, minus gain or plus loss on sale of real estate, net of any income tax provision or benefit associated with the sale of real estate. We also exclude the same adjustments from our share of net income from unconsolidated joint ventures.

NOI is defined as our revenues, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses.

Adjusted EBITDA is defined as NOI minus general and administrative expenses and the equity in FFO from our investment in joint ventures. For the year ended December 31, 2020, $1,204 of severance and retirement benefit expense included in general and administrative expense was not deducted to arrive at adjusted EBITDA.

AFFO is defined as adjusted EBITDA minus interest expense, minus capitalized interest and overhead, (minus)/plus amortization of debt discounts and hedge costs, minus straight-line rent, amortization of above (below) market leases and lease inducements, minus provision for income taxes or plus benefit for income taxes not allocable to gain on sale of real estate, plus amortization of equity based compensation, minus severance and retirement benefit expense and minus non-incremental capital expenditures. Non-incremental capital expenditures refer to building improvements and leasing costs required to maintain current revenues plus tenant improvements amortized back to the tenant over the lease term. Excluded are first generation leasing costs, capital expenditures underwritten at acquisition and development/redevelopment costs.

FFO, NOI, adjusted EBITDA and AFFO do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, adjusted EBITDA and AFFO should not be considered as substitutes for net income available to common stockholders and participating securities (calculated in accordance with GAAP) as a measure of results of operations, cash flows (calculated in accordance with GAAP) or as a measure of liquidity. FFO, NOI, adjusted EBITDA and AFFO as currently calculated by us may not be comparable to similarly titled, but variously calculated, measures of other REITs.

In addition, we consider cash-basis same store NOI ("SS NOI") to be a useful supplemental measure of our operating performance. Same store properties include all properties owned prior to January 1, 2020 and held as an in service property through the end of the current reporting period (including certain land parcels that are leased under ground lease arrangements where we are the lessor), and developments and redevelopments that were placed in service prior to January 1, 2020 (the "Same Store Pool"). Properties which are at least 75% occupied at acquisition are placed in service, unless we anticipate tenant move-outs within two years of ownership would drop occupancy below 75%. Acquired properties with occupancy greater than 75% at acquisition, but with tenants that we anticipate will move out within two years of ownership, will be placed in service upon the earlier of reaching 90% occupancy or twelve months after move out. Acquisitions that are less than 75% occupied at the date of acquisition, developments and redevelopments are placed in service as they reach the earlier of a) stabilized occupancy (defined as 90% occupied), or b) one year subsequent to acquisition or development/redevelopment construction completion.

We define SS NOI as NOI, less NOI of properties not in the Same Store Pool, less the impact of straight-line rent, the amortization of above (below) market rent and the impact of lease termination fees. Same Store revenues for the year ended December 31, 2020 excludes $1,055 of insurance settlement gain relating to a building destroyed by fire in 2016. We exclude lease termination fees, straight-line rent and above (below) market rent in calculating SS NOI because we believe it provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, we believe that SS NOI helps the investing public compare the operating performance of a company's real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expense, interest expense, depreciation and amortization, income tax benefit and expense, gains and losses on the sale of real estate, equity in income or loss from our joint ventures, capital expenditures and leasing costs. Further, our computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.